SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 26, 2003

GENERAL MAGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25374 (Commission File Number)	77-0250147 (I.R.S. Employer Identification No.)

P.O. Box 60729, Sunnyvale, California (Address of Principal Executive Offices)	94088 (Zip Code)

c/o (415) 263-7000
(Registrant’s Telephone Number, Including Area Code)

________________________

ITEM 5. OTHER EVENTS.
SIGNATURES

ITEM 5. OTHER EVENTS.

     On December 11, 2002 (the “Petition Date”), the Registrant commenced a voluntary bankruptcy case in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”) under chapter 11 of title 11 of the United States Code. Since the Petition Date, the Registrant has conducted an orderly liquidation of its assets and wind-down of its affairs under the supervision of the Bankruptcy Court.

     On September 5, 2003, the Registrant filed the Debtor’s Plan of Liquidation (the “Plan”) and a Disclosure Statement in Support of Debtor’s Plan of Liquidation (the “Disclosure Statement”) in the Bankruptcy Court. Copies of the Plan and the Disclosure Statement may be obtained by written request to the Registrant’s bankruptcy counsel: Pachulski, Stang, Ziehl, Young, Jones & Weintraub, P.C., Three Embarcadero Center, Suite 1020, San Francisco, CA 94111, Tel: (415) 263-7000, Fax: (415) 263-7010, Attn: Patricia J. Jeffries.

     The Plan and Disclosure Statement were filed along with a motion (the “Solicitation Procedures Motion”) by the Registrant for the Bankruptcy Court to approve certain procedures for the solicitation of votes on the Plan. The proposed procedures limit notice of the hearings on the Plan and Disclosure Statement.

     Under the Plan, the Registrant will distribute any funds in the estate (and any other assets that may be liquidated) to creditors under the terms, and in accordance with the priorities, set forth in the Plan. The Registrant estimates that general unsecured creditors will receive a return of 8-10% on account of their claims against the Registrant. Because there are insufficient funds to satisfy creditor claims, stockholders and equity security holders of the Registrant receive nothing under the Plan and shares of the Registrant have no value.

     A hearing to consider the Solicitation Procedures Motion and the adequacy of the Disclosure Statement is set to take place before the Bankruptcy Court at 2:00 p.m. (PST) on October 9, 2003. The deadline for filing objections to the Disclosure Statement is October 2, 2003. If the Disclosure Statement is approved, the Registrant intends to ask the Bankruptcy Court for a hearing on confirmation of the Plan on or about November 21, 2003, or as soon thereafter as possible. The specific date and time of the hearing on confirmation of the Plan, and the deadline for filing objections thereto, may be obtained after October 9, 2003, by contacting the Registrant’s bankruptcy counsel at the address provided above.

     Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement. Accordingly, this filing is not intended to be, nor should it be construed as, a solicitation of votes on the Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL MAGIC, INC.

	By:	/s/ Mary E. Doyle
Mary E. Doyle Responsible Individual of Debtor and Debtor in Possession

Date: September 26, 2003

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